UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                      Entry Into a Material Definitive Agreement
Item 9.01                      Financial Statements and Exhibits

Item 1.01 Entry into a Material Definitive Agreement
On July 1, 2009, Trilliant Exploration Corporation (the “Company”, also the “Registrant”) obtained a One Hundred Percent (100%) undivided interest in Trilliant Diamonds Limited (“Trilliant Diamonds”), a company formed under the laws of England and Wales.  Trilliant Diamonds was formed on June 30, 2009 for the purpose of conducting the Company’s diamond exploration projects.

On July 1, 2009, pursuant to a Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3, Trilliant Diamonds purchased 10,000,000 ordinary shares of the capital stock of Global Diamond Resources PLC (“Global Diamond”), which, after issuance, accounted for Ten Percent (10%) of the total outstanding capital shares of Global Diamond, at a purchase price of £0.15 per share for a total purchase price of One Million Five Hundred Thousand Pounds Sterling (£1,500,000).

Also on July 1, 2009, pursuant to a Convertible Debenture and Loan Note Certificate, which are attached to this Current Report on Form 8-K as Exhibits 10.5 and 10.6 respectively, the Company borrowed the principal amount of One Million Five Hundred Thousand Pounds Sterling (£1,500,000) from Benbrack Charkit Limited (“Benbrack”) at an annual interest rate of 12%.  The loan from Benbrack was used to purchase the 10,000,000 ordinary shares of Global Diamond.

Item 9.01 Financial Statements and Exhibits

10.1           Certificate of Incorporation of Trilliant Diamonds Limited

10.2           Memorandum and Articles of Association for Trilliant Diamonds

10.3           Global Diamond Subscription Agreement

10.4           Trilliant Diamonds Charge of Shares

10.5           Trilliant Exploration Loan Note Instrument / Convertible Debenture

10.6           Trilliant Exploration Loan Note Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: July 8, 2009	/s/ William R. Lieberman
William R. Lieberman, President